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                                                                    EXHIBIT 21.1

                         Subsidiaries of the Registrant


   Name of Subsidiary                      State of Incorporation
   ------------------                      ----------------------

US Xchange of Wisconsin LLC                      Wisconsin
US Xchange of Indiana LLC                        Indiana
US Xchange of Illinois LLC                       Illinois
US Xchange of Michigan LLC                       Michigan
US Xchange of Minnesota LLC                      Minnesota
US Xchange of Washington LLC                     Washington
US Xchange of South Carolina LLC                 South Carolina
US Xchange of North Carolina LLC                 North Carolina
US Xchange of Missouri LLC                       Missouri
US Xchange of California LLC                     California
US Xchange of Georgia LLC                        Georgia
US Xchange of Florida LLC                        Florida
US Xchange of Oregon LLC                         Oregon
US Xchange of Kentucky LLC                       Kentucky
US Xchange of Ohio LLC                           Ohio